UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering

On December 12, 2022, ImmunityBio, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with an institutional investor (the “Investor”) for the purchase and sale in a registered direct offering of 9,090,909 shares of the Company’s common stock and warrants to purchase an additional 9,090,909 shares at an exercise price of $6.60 per share for a purchase price of $5.50 per share and accompanying warrant, generating gross proceeds from the offering of approximately $50.0 million before deducting placement agent fees and other estimated offering expenses. The warrants will become immediately exercisable after the issuance date and expire two years after the initial issuance date. The closing of the offering is expected to occur on or about December 14, 2022, subject to the satisfaction of customary closing conditions.

On December 12, 2022, the Company also entered into a placement agency agreement (the “PAA”) with Piper Sandler & Co. (the “Placement Agent”). Pursuant to the terms of the PAA, the Placement Agent has agreed to serve as our exclusive Placement Agent on a reasonable best efforts basis to arrange for the sale of the securities described above and the Company agreed to pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds generated from the sale of the shares of the Company’s common stock, less certain Company expenses to be reimbursed by the Placement Agent. The Placement Agent will not receive any fees for the exercise of the warrants.

The securities are being offered and sold by the Company pursuant to a prospectus supplement and an accompanying prospectus forming part of a “shelf” registration statement on Form S-3 (Registration No. 333-255699), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on May 18, 2022 and a related registration statement on Form S-3 (Registration No. 333-268750) filed on December 12, 2022 pursuant to Rule 462(b), which became effective automatically upon filing. In connection with the offering, the Company reduced the size of its current “at-the-market” offering to $238,795,982 and filed an amended prospectus supplement to reflect this.

The SPA and PAA contain customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent and the Investor, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the SPA and PAA were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the material terms of the PAA, the warrants and the SPA do not purport to be complete and are qualified in their entirety by reference to the full text of the PAA, the Form of Common Stock Purchase Warrant and the SPA, copies of which are filed as Exhibits 1.1, 4.1, and 10.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The legal opinion of Wilson Sonsini Goodrich & Rosati, P.C. relating to the legality of the issuance and sale of the securities in the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

New $50.0 million Variable-Rate Promissory Note

On December 12, 2022, the Company executed a $50.0 million promissory note with Nant Capital, LLC (“Nant Capital”), an entity affiliated with Dr. Patrick Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer. This note bears interest at Term Secured Overnight Financing Rate (“Term SOFR”) plus 8.0% per annum. The accrued interest shall be payable quarterly on the last business day of March, June, September and December, commencing on December 31, 2022. The outstanding principal amount and any accrued and unpaid interest are due on December 31, 2023. The Company may prepay the outstanding principal amount, together with any accrued interest at any time, in whole or in part, without premium or penalty. The Company must prepay the outstanding principal amount, together with any accrued interest, if requested by the holder, following the successful closing of a strategic collaboration transaction with a large biopharmaceutical company.

The foregoing description of the new $50.0 million related-party promissory note does not purport to be complete and is qualified in its entirety by reference to the full text of the note, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

The Company intends to use the approximately $96.4 million of net proceeds from the aforementioned equity and debt financing transactions for pre-commercialization efforts and clinical development programs, other research and development activities, capital expenditures, and other general corporate purposes.

Item 2.02	Results of Operations and Financial Condition.

On December 12, 2022, the Company is providing certain financial information about its estimated cash, cash equivalents and marketable securities balance as of November 30, 2022, pro forma to give effect for the approximately $96.4 million of net proceeds from the equity and debt financings described under Item 1.01 above. The Company is disclosing that it had cash, cash equivalents and marketable securities of approximately $160.0 million (consisting of an estimated $155.1 million of cash and cash equivalents and an estimated $4.9 million of marketable securities) as of November 30, 2022, pro forma to give effect for the approximately $96.4 million of net proceeds from the equity and debt financings described under Item 1.01 above. This amount reflects the Company’s preliminary estimates based solely upon information available to it as of the date of this Current Report on Form 8-K, and the amount reported is not a comprehensive statement of its financial results or position as of November 30, 2022. Any actual amount that the Company reports in its Annual Report on Form 10-K for the year ended December 31, 2022 will be subject to its financial closing procedures and any final adjustments that may be made prior to the time its financial results for the period ended December 31, 2022 are finalized. As a result, these preliminary estimates may differ materially from the actual results that will be reflected in the Company’s consolidated financial statements for the quarter when they are completed and publicly disclosed.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent relevant, the information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On December 12, 2022, the Company issued a press release regarding the agreements described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

The information in this Item 7.01 of this report is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Conversion of Fixed Rate Promissory Note due 2025

On December 12, 2022, the Company received written notice from NantWorks, LLC, the holder of the existing convertible promissory note of NantCell, Inc., a wholly-owned subsidiary of the Company (the “Existing Note”), of its election to convert the entire outstanding principal and accrued interest under the Existing Note into shares of the Company’s common stock. As of such date, the entire outstanding principal amount and accrued and unpaid interest due under the Existing Note was approximately $56.6 million, which will be converted into shares of the Company’s common stock at a price of $5.67 per share in accordance with the terms of the Existing Note.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibit

1.1*	Placement Agency Agreement by and between the Company and Piper Sandler & Co., dated as of December 12, 2022.

4.1*	Form of Common Stock Purchase Warrant.

5.1*	Legal Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1*	Securities Purchase Agreement dated as of December 12, 2022.

10.2*	Promissory Note between the Company and Nant Capital, LLC dated December 12, 2022.

23.1*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

99.1**	Press Release dated December 12, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.
Registrant

Date: December 12, 2022	By:	/s/ David Sachs
David Sachs
Chief Financial Officer